Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Amended Establishment and Designation of Classes dated March 30, 2005 to establish and designate one additional class of shares, Class I, for ING VP LargeCap Growth Portfolio- filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on Form N-1A on April 4, 2005 and incorporated herein by reference. (a)(2) Establishment and Designation of Classes dated April 29, 2005 to designate an additional class of shares of each Series of the Trust as Adviser Class shares- filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on Form N-1A on April 4, 2005 and incorporated herein by reference.
(e)(1) Amended and Restated Schedule A to the Amended and Restated Investment Advisory Agreement between ING Investments, LLC and ING Variable Products Trust-Filed herein.